EXHIBIT 5.1
                                                                     -----------
                                 August 26, 1999



Weingarten  Realty  Investors
2600  Citadel  Plaza  Drive
Suite  300
Houston,  Texas  77008

Re: $400,000,000 Aggregate Offering Price of Securities of Weingarten Realty Investors

Gentlemen:

     We are acting as securities counsel to Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the offering from time to time pursuant to Rule 415 under the Act, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), by the Company of up to $400,000,000 aggregate offering price of
(i) one or more series of senior or subordinated debt securities (the "Debt Securities"), (ii) one or more series of preferred shares of beneficial interest, par value of $0.03 per share (the "Preferred Shares"), (iii) common shares of beneficial interest, par value $0.03 per share (the "Common Shares"),
(iv) depositary shares (the "Depositary Shares") and/or (v) warrants to purchase Debt Securities, Preferred Shares or Common Shares (referred to herein collectively as the "Securities Warrants"). The Debt Securities, Preferred Shares, Common Shares, Depositary Shares and Securities Warrants are collectively referred to as the "Securities."

     In our capacity as your counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Restated Declaration of Trust of the Company and the Amended and Restated Bylaws of the Company, each as amended to date, (b) the Indenture, dated as of May 1, 1995, executed by the Company and

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Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank
National Association), as trustee, relating to senior Debt Securities (the "Senior Indenture"), (c) the Indenture, dated as of May 1, 1995, executed by the Company and Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as trustee, relating to subordinated Debt Securities (the "Subordinated Indenture"), and (d) the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

     The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. The Senior Indenture and the Subordinated Indenture have been duly authorized by the Company, duly executed and delivered by the Company to Chase Bank of Texas, National Association (formerly known as Texas Commerce Bank National Association), as trustee (the "Trustee"), and duly qualified under the Trust Indenture Act of 1939, as amended, and are the legally valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms.

     2. The registration of the Debt Securities has been duly authorized by the Company, and when the Debt Securities have been duly established by the applicable Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement and the applicable Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Trust Managers (the "Board"), the Debt Securities will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

     3. The registration of the Preferred Shares has been duly authorized by the Company, and when the Preferred Shares have been duly established in accordance with the terms of the Company's Statement of Designation defining the rights and preferences of the Preferred Shares, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable.

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     4.     The  registration of the Common Shares has been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

5. The registration of the Depositary Shares has been duly authorized, and upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable.

     6. The registration of the Securities Warrants has been duly authorized by the Company, and when the final terms thereof have been duly established, and when duly executed and delivered by the Company and countersigned by the applicable financial institution identified as the warrant agent (the "Warrant Agent") in accordance with the applicable warrant agreement (the "Warrant Agreement") and delivered to and paid for by the purchasers thereof in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, and in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, the Securities Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

     The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors, (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought, (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy, (iv) we express no opinion concerning the enforceability of the waiver of rights or defenses contained in Section 514 of the Indenture, and (v) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of the Company under the Senior Indenture or Subordinated Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the applicable Indenture, that the applicable Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the applicable Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the applicable Indenture.

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     To  the  extent  that  the  obligations  of  the Company under each Warrant
Agreement may be dependent upon such matters, we assume for purposes of this opinion that the Warrant Agent is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent is duly qualified to engage in the activities contemplated by the Warrant Agreement; that the Warrant Agreement has been duly authorized, executed and delivered by the Warrant Agent and constitutes the legally valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent is in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent has the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

     For the purposes of this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby, (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement, and (iv) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Opinions" in the prospectus included therein.

     This opinion is rendered only to you and is solely for your benefit in connection with the transactions covered hereby. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.


                                   Very truly yours,

                                   /s/ Locke Liddell & Sapp LLP
                                   LOCKE LIDDELL & SAPP LLP

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